UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ProShares Trust
(Exact name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
7501 Wisconsin Ave, Suite 1000E Bethesda, MD 20814 (Address of principal executive officers)	20814 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:
Shares of beneficial interest, no par value, of ProShares
Ultra Nasdaq Cloud Computing
Shares of beneficial interest, no par value, of ProShares
Ultra Nasdaq Cybersecurity
Shares of beneficial interest, no par value, of ProShares
UltraShort Nasdaq Cloud Computing
Shares of beneficial interest, no par value, of ProShares
UltraShort Nasdaq Cybersecurity
Name of Each Exchange on which Each Class is to be so Registered: The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-89822; 811-21114
Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value , of a series (the “ Fund”) of ProShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 222 to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 231 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
This filing relates to the following Funds:
Fund Name	Tax ID Number
ProShares Ultra Nasdaq Cloud Computing	85-3849131
ProShares Ultra Nasdaq Cybersecurity	85-3862038
ProShares UltraShort Nasdaq Cloud Computing	85-3880722
ProShares Ultra Nasdaq Cybersecurity	85-3894837

ITEM 2. Exhibits
None.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
ProShares Trust
Date: January 19, 2021	/s/Richard F. Morris
Richard F. Morris, Chief Legal Officer and Secretary